Exhibit 99.1

LAFAYETTE COMMUNITY BANCORP I IMPORTANT SPECIAL MEETING INFORMATION I [][][]DO 4 ENDORSEMENT_LINE _____ SACKPACK _____ 1111111 11111 11111 11111 1111111111111111111111111 11111 11111 11111 1111111111111 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS APE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 10:00 a.m. EST/EDT on August 23, 2017. Vote by Internet Go to www.investorvote.com/LCB Or scan the QR code with your smartphone ·Follow the steps ou~ined on tile secure website Vote by telephone Call toll free 1-80(}.652-VOTE (8683} within the USA, US territories & Canada on a touch tone telephone Follow the insb’uctions provided by the recorded message Using a black ink pen, mark your votes w~h an X as shown in f“X1 til is example. Please do not write outside the designated areas. ~ Special Meeting Proxy Card ( 1234 5678 9012 345 ) .,F YOU HAVE NOT VOTED VIA THE NTERNET OR TELEPHONE, FOLD ALONG ‘THE PERFORAnON, DETACH AND RETURH THE BOTTOII POimON IN THE ENCLOSED ENVELOPE. ., II Proposals -The Board of Directors recommends a vote FOR Proposal No. 1 and FOR Proposal No.2. For Against Abstain For Against Abstain 1. Merger Proposal. To approve the Agreement and Plan of 2. Adjournment. To approve a proposal to adjoum the special Merger dated May 23, 2017 (which we refer to as the “Merger DOD meeting, if necessary, to solicit additional proxies in tile DOD Agreemenf’} by and between Horizon Bancorp and Lafayette event there are not sufficient votes present at the special Community Ban corp, pursuant to wihich Lafayette Community meeting in person or by proxy to approve the Merger. Bancorp will merge with and into Horizon Bancorp. 3. Other Matters. To vote in their discretion upon such other matters as may properly come before the meeting or any DOD adjournment thereof. [I Non-Voting Items Change of Address- Please print new address below. B Authorized Signatures- This section must be completed for your vote to be counted.- Date and Sign Below Please sign exactly as name appears below. If there are two or more owners, both should sign. When signing as attomey, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (m mldd!yyyy} —Please print date below. Signature 1—Please keep signature within the box. Signature 2 -Please keep signature ¥Athin the box. I I I II II___ _ c 1234567890 J NT MR A SAMPLE [THIS AREA IS SET liP TO ACCOMMODATE 140CHARACTERS) MRASAMPLEAND MRASAMPLEAND MRASAMPLE AND MRASAMPLEAND MRASAMPLEAND 11111111111111111111111111111111 1 U PX 34 1 7 0 1 1 MRASAMPLE AND MRASAMPLEAND MRASAMPLEAND +

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented in the meeting by promptly returning your proxy in the enclosed envelope. T IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T Proxy—LAFAYETTE COMMUNITY BANCORP 301 South Street Lafayette, Indiana 47901 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [ ] and [ ], or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Lafayette Community Bancorp which the undersigned is entitled to vote at the special meeting of shareholders to be held on , 2017, at 10:00 a.m., EDT, at the main office of Lafayette Community Bancorp, located at 301 South Street, Lafayette, Indiana 47901, or any adjournment thereof, on the following matters: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2. PLEASE SIGN AND DATE THIS PROXY ON REVERSE SIDE PLEASE RETURN IN THE ENCLOSED ENVELOPE

LAFAYETTE COMMUNITY BANCORP

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.

	For	Against	Abstain
1. *Merger Proposal.* To approve the Agreement and Plan of Merger dated May 23, 2017 (which we refer to as the "Merger Agreement") by and between Horizon Bancorp and Lafayette Community Bancorp, pursuant to which Lafayette Community Bancorp will merge with and into Horizon Bancorp.	☐	☐	☐
2. *Adjournment.* To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the special meeting in person or by proxy to approve the Merger.	☐	☐	☐
3. *Other Matters.* To vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears below. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 3 4 1 7 0 1 2 +

02NGDA

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented in the meeting by promptly returning your proxy in the enclosed envelope. “f’ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTIOM PORTION IN THE ENCLOSED ENVELOPE. “f’ Proxy—LAFAYETTE COMMUNITY BANCORP 301 South Street Lafayette, Indiana 47901 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [ ] and [ ], or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Lafayette Community Bancorp which the undersigned is entitled to vote at the special meeting of shareholders to be held on , 2017, at 10:00 a.m., EDT, at the main office of Lafayette Community Bancorp, located at 301 South Street, Lafayette, Indiana 47901, or any adjournment thereof, on the following matters: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2. PLEASE SIGN AND DATE THIS PROXY ON REVERSE SIDE PLEASE RETURN IN THE ENCLOSED ENVELOPE